UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2014

Intrawest Resorts Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-36286 (Commission File Number)	46-3681098 (IRS Employer Identification No.)

1621 18th Street, Suite 300, Denver, Colorado 80202

(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: (303) 749-8200

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Chief Executive Officer

On November 20, 2014, William A. Jensen resigned as the Chief Executive Officer (“CEO”) of Intrawest Resorts Holdings, Inc. (the “Corporation”). In connection with his departure, the Corporation entered into a separation agreement and general release of claims with Mr. Jensen, pursuant to which Mr. Jensen will be eligible to receive the severance payments and benefits to the same extent as if he were terminated without cause as provided under Section 5(b) of his Amended and Restated Employment Agreement, dated as of January 20, 2014, as amended by that certain First Amendment to Amended and Restated Employment Agreement, dated September 11, 2014, and Section 2(c) of his Restricted Stock Unit Award Agreement, dated as of January 30, 2014. Mr. Jensen’s Amended and Restated Employment Agreement and Restricted Stock Unit Award Agreement are attached as Exhibits 10.29 and 10.17, respectively, to the Corporation’s Amendment No. 3 to Form S-1 Registration Statement filed on January 21, 2014, and his First Amendment to Amended and Restated Employment Agreement is filed as Exhibit 10.3 to the Corporation’s Form 10-Q Quarterly Report filed on November 10, 2014. Mr. Jensen’s separation agreement and general release of claims is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

On November 20, 2014, Mr. Jensen also resigned as a member of the Corporation’s board of directors, effective immediately. Mr. Jensen’s resignation from the Corporation’s board of directors was not the result of any disagreement on any matter relating to the Corporation’s operations, policies, or practices.

Appointment of Chief Executive Officer

On November 20, 2014, the Corporation’s board of directors appointed Thomas F. Marano, age 53, to serve as the CEO of the Corporation, effective immediately. From July 2008 to April 2013, Mr. Marano served as the Chief Executive Officer and Chairman of the Board of Directors of Residential Capital LLC (“ResCap”), one of the largest residential mortgage companies in the United States. From April 2008 to April 2009, Mr. Marano was a Managing Director at Cerberus Capital Management, a private investment firm, with oversight of ResCap. Prior to joining Cerberus, Mr. Marano spent approximately 25 years in various trading and management roles at Bear Stearns, an investment banking, securities trading and brokerage firm, including acting as Global Head of Mortgage/Asset Backed Securities from 2006 through April 2008. None of Mr. Marano’s previous employers are affiliated with the Corporation.

Mr. Marano was also appointed as a member of the Corporation’s board of directors, effective immediately. Mr. Marano is not expected to serve on any committee of the Corporation’s board of directors. There are no family relationships between Mr. Marano and any director or other executive officer of the Corporation and he was not selected by the Corporation’s board of directors to serve as CEO or as a director pursuant to any arrangement or understanding with any person.

On November 20, 2014, the Corporation entered into an employment agreement and stock option award agreement with Mr. Marano in connection with his appointment as CEO. The following summary of the terms of his employment agreement and stock option award is qualified in its entirety by reference to his employment agreement (together with his stock option award agreement attached as an exhibit thereto) filed as Exhibit 10.2 hereto, which is incorporated herein by reference.

Mr. Marano’s employment agreement provides for a base salary of $700,000 and a target annual bonus of 100% of his base salary. Mr. Marano is also eligible to participate in all of the benefit, retirement and perquisite plans generally available to similarly situated executives of the Corporation. Mr. Marano is required to relocate his principal residence to the Denver, Colorado area no later than the second anniversary of his appointment, and is eligible to receive reimbursement of his relocation expenses subject to a cap and certain repayment requirements. The employment agreement also provides that Mr. Marano will serve as a member of the Corporation’s board of directors during the course of his employment for no additional compensation.

In connection with his appointment as CEO, Mr. Marano is also eligible to receive a grant of options to purchase 2,700,000 shares of common stock under the terms of the Intrawest Resorts Holdings, Inc. 2014 Omnibus Incentive Plan. These options will generally become vested in two equal installments on each of the second and third anniversaries of the date of grant, subject to Mr. Marano’s continued service through the specified vesting date, provided that if Mr. Marano’s employment is terminated by the Corporation without cause or by Mr. Marano for “good reason” (as defined in the employment agreement and summarized below), the options that are scheduled to vest on the next applicable vesting date will automatically vest.

Subject to the prior written approval of the Corporation’s board of directors, which approval will be granted or denied in its sole but reasonable and good faith discretion, Mr. Marano will be eligible to receive a participation right or other economic interest, as determined by the Corporation’s board of directors, that provides Mr. Marano (and any other members of management or other employees of the Corporation determined by Mr. Marano and the Corporation’s board of directors) with 25% of the value created as a direct result of any new business created by the Corporation that the Corporation’s board of directors determines in good faith is outside of the scope of the Corporation’s then-existing business and for which Mr. Marano was primarily responsible for the creative inspiration, business planning, and execution, all as determined by the Corporation’s board of directors in its reasonable good faith (a “New Business Incentive”). The New Business Incentive will be subject in all respects to definitive documentation reasonably approved by the Corporation’s board of directors, including such terms and conditions, including with respect to vesting of such New Business Incentive, as are reasonably determined by the Corporation’s board of directors in consultation with Mr. Marano.

Mr. Marano’s employment agreement provides that if his employment is terminated by the Corporation without cause or due to disability or by Mr. Marano for good reason, and (other than in the case of disability) he executes a general release of claims and continues to comply with all applicable restrictive covenants, he will receive (i) continued base salary payments for 12 months, (ii) any unpaid annual bonus with respect to the prior year, plus a pro-rated annual bonus for the year of termination, and (iii) continued health benefits for 12 months. Mr. Marano’s employment agreement further provides that if his employment is terminated by the Corporation without cause or by Mr. Marano for good reason within 12 months following a “change in control” (as defined in the Intrawest Resorts Holdings, Inc. 2014 Omnibus Incentive Plan), he will receive the benefits described in the preceding sentence, except that he will receive base salary payments for 18 months. If any payments, whether under his employment agreement or otherwise, are subject to the golden parachute excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), they will be reduced to the extent necessary to avoid the excise tax if doing so would result in a greater net after tax payment to Mr. Marano.

Mr. Marano’s employment agreement contains one-year post employment non-competition and non-solicitation provisions, as well as standard perpetual provisions relating to confidentiality, intellectual property and non-disparagement.

For purposes of Mr. Marano’s employment agreement, “good reason” means, in summary, (i) a reduction in base salary (other than certain across-the-board reductions affecting senior executives generally), (ii) a relocation of his principal place of employment by more than 50 miles, (iii) a material and adverse alteration in his responsibilities or title, or (iv) an intentional and sustained material breach of his employment agreement by the Corporation.

Appointment of Chief Operating Officer

On November 20, 2014, the Corporation’s board of directors appointed Sky Foulkes to serve as the Chief Operating Officer of the Corporation, effective immediately. From 2007 to the present, Mr. Foulkes, age 54, has served as the President and Chief Operating Officer of Stratton Mountain Resort, a wholly owned subsidiary of the Corporation. There are no family relationships between Mr. Foulkes and any director or other executive officer of the Corporation and he was not selected by the Corporation’s board of directors to serve as Chief Operating Officer pursuant to any arrangement or understanding with any person.

On November 20, 2014, the Corporation entered into an employment agreement with Mr. Foulkes in connection with his appointment as Chief Operating Officer. The following summary of the terms of his employment agreement is qualified in its entirety by reference to his employment agreement filed as Exhibit 10.3 hereto, which is incorporated herein by reference.

Mr. Foulkes’ employment agreement provides for a base salary of $325,000 and a target annual bonus of 100% of his base salary. Mr. Foulkes is also eligible to participate in all of the benefit, retirement and perquisite plans generally available to similarly situated executives of the Corporation. He is also is eligible to receive reimbursement of any relocation expenses in accordance with the Corporation’s policies, subject to an overall cap.

Mr. Foulkes’ employment agreement provides that if his employment is terminated by the Corporation without cause or by Mr. Foulkes for “good reason” (as defined in the employment agreement and summarized below), and if Mr. Foulkes executes a general release of claims and continues to comply with all applicable restrictive covenants, he will receive (i) continued base salary payments for 12 months, less any income received from alternate employment during such 12 month period, (ii) any unpaid annual bonus with respect to the prior year, plus a pro-rated annual bonus for the year of termination and (iii) continued health benefits for 12 months. Mr. Foulkes’ employment agreement further provides that if his employment is terminated by the Corporation without cause or by Mr. Foulkes for good reason within 12 months following a “change in control” (as defined in the Intrawest Resorts Holdings, Inc. 2014 Omnibus Incentive Plan), he will receive the benefits described in the preceding sentence, except that he will receive the base salary payments in full, regardless of any income received from alternate employment during such 12 month period. If any payments, whether under his employment agreement or otherwise, are subject to the golden parachute excise tax under Section 4999 of the Code, they will be reduced to the extent necessary to avoid the excise tax if doing so would result in a greater net after tax payment to Mr. Foulkes.

Mr. Foulkes’ employment agreement contains one-year post employment non-competition and non-solicitation provisions, as well as standard perpetual provisions relating to confidentiality, intellectual property and non-disparagement.

For purposes of Mr. Foulkes’ employment agreement, “good reason” means, in summary, (i) a reduction in his base salary (other than an across the board reduction affecting senior executives), (ii) a relocation of his principal place of employment to another country or by more than 50 miles, (iii) a material and adverse alteration in his responsibilities or title, or (iv) an intentional material breach of his employment agreement by the Corporation.

Item 7.01.           Regulation FD Disclosure

On November 20, 2014, the Company issued a press release announcing the matters discussed above, a copy of which is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01           Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description
10.1	Separation Agreement and General Release, dated November 20, 2014, between Intrawest Resorts Holdings, Inc. and William A. Jensen

10.2	Employment Agreement, dated November 20, 2014, between Intrawest Resorts Holdings, Inc. and Thomas F. Marano

10.3	Employment Agreement, dated November 20, 2014, between Intrawest Resorts Holdings, Inc. and Sky Foulkes

99.1	Press Release, dated November 21, 2014

The information in this Current Report on Form 8-K set forth in Item 7.01 and Exhibit 99.1, is being furnished in accordance with the provisions of General Instruction B.2 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information contained in this Current Report on Form 8-K, including Exhibit 99.1, that is being furnished under Item 7.01 shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such filing.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Intrawest Resorts Holdings, Inc.

By:	/s/ Gary W. Ferrera
Gary W. Ferrera
Executive Vice President, Chief Financial Officer and Treasurer

Date: November 21, 2014

Exhibit No.	Description
10.1	Separation Agreement and General Release, dated November 20, 2014, between Intrawest Resorts Holdings, Inc. and William A. Jensen

10.2	Employment Agreement, dated November 20, 2014, between Intrawest Resorts Holdings, Inc. and Thomas F. Marano

10.3	Employment Agreement, dated November 20, 2014, between Intrawest Resorts Holdings, Inc. and Sky Foulkes

99.1	Press Release, dated November 21, 2014